UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2008, we entered into an amendment agreement with Tayna Environmental Technology Co. Limited amending the original loan agreement dated March 30, 2008. The loan amendment agreement amended the interest default rate from 12% per annum to 3% per annum. The principal therefore bears interest at the rate of 3% per annum from March 30, 2008 as a result of the amendment.

On July 1, 2008, we sold a promissory note to Lainey Advisors Inc. in the amount of $100,000. The promissory note is payable on demand and bears interest at a rate of 6% per annum. Interest is payable on the first day of each and every month.

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On July 1, 2008, we sold a promissory note to Creative Mind Assets Limited in the amount of $145,000. The promissory note is payable on demand and bears interest at a rate of 6% per annum. Interest is payable on the first day of each and every month.

On July 20, 2008, we sold one promissory note to Lainey Advisors Inc. for $90,500. This promissory note is payable on demand and bears interest at a rate of 6% per annum. Interest is payable on the first day of each and every month.

On September 15, 2008, we sold one promissory note to Kuo-Hsien Chen for $80,000. This promissory note is payable on demand and bears interest at the rate of 6% per annum. Interest is payable on the first day of each and every month.

On December 29, 2008, we sold one convertible debenture to Trevor Kidd for gross proceeds of $150,000. This convertible debenture has a three year term and is convertible, at the option of the holder upon 90 days prior notice, into shares of our common stock at a price of six and two-thirds cents per share.

On December 31, 2008, we sold one promissory note to Creative Mind Assets Limited in the amount of $516,000. This promissory note is payable on demand and bears interest at a rate of 6% per annum. Interest is payable on the first day of each and every month.

On December 31, 2008, we sold one promissory note to Kuo-Hsien Chen in the amount of $66,000. This promissory note is payable on demand and bears interest at a rate of 6% per annum. Interest is payable on the first day of each and every month.

Item 3.02	Unregistered Sales of Equity Securities.

On December 29, 2008, we sold one convertible debenture for gross proceeds of $150,000. This convertible debenture has a three year term and is convertible, at the option of the holder upon 90 days prior notice, into shares of our common stock at a price of six and two-thirds cents per share. Trevor Kidd is not a U.S. person, this transaction did not occur in the United States and in issuing these shares of our common stock we relied on the registration exemption provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1        Loan Amendment Agreement with Tayna Environmental Technology Co. Limited dated December 1, 2008.

10.2	Demand Promissory Note with Lainey Advisors Inc. dated July 1, 2008.
10.3	Demand Promissory Note with Creative Mind Assets Limited dated July 1, 2008.
10.4	Demand Promissory Note with Lainey Advisors Inc. dated July 20, 2008.
10.5	Demand Promissory Note with Kuo-Hsien Chen dated September 15, 2008.
10.6	Demand Promissory Note with Creative Mind Assets Limited dated December 31, 2008.
10.7	Demand Promissory Note with Kuo-Hsien Chen dated December 31, 2008.
10.8	Convertible Debenture with Trevor Kidd dated December 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: March 31, 2009

CW2489651.1